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                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in this Registration Statement of Certified Grocers of California, Ltd. on Form S-2 of our report dated October 31, 1997, appearing in the Annual Report on Form 10-K of Certified Grocers of California, Ltd. for the years ended August 30, 1997 and August 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

                                          Deloitte & Touche LLP

Los Angeles, California
May 5, 1998





                                 Exhibit 23.2